SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8K/A-1

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  December 1, 1998
                                                         ----------------


                           Dynamic Materials Corporation
                         --------------------------------
            (Exact name of registrant as specified in its charter)



            Delaware                  0-8328                    84-0608431
--------------------------------------------------------------------------------
  (State or other jurisdiction      (Commission                (IRS Employee
        of incorporation)          File Number)             Identification No.)



      551 Aspen Ridge Drive, Lafayette, CO                   80026
--------------------------------------------------------------------------------
    (Address of principal executive offices)              (Zip Code)



      Registrant's telephone number, including area code:  (303) 665-5700
                                                           --------------



                                 Not Applicable
                -----------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      Dynamic Materials Corporation (the "Company") filed a Form 8-K on December 8, 1998 reporting the acquisition of certain assets of Precision Machined Products, Inc ("PMP") on December 1, 1998. The financial statements required in connection with that report were omitted pursuant to the provisions of Item 7 on Form 8-K, and are being provided herewith.

(a)   Financial Statements of business acquired.

      Report of Independent Public Accountants

      Balance Sheet as of September 30, 1998 and December 31, 1997

      Statement of Operations for the Nine Months Ended September 30, 1998 and the Year Ended December 31, 1997

      Statement of Shareholders' Equity for the Nine Months Ended September 30, 1998 and the Year Ended December 31, 1997

      Statement of Cash Flows for the Nine Months Ended September 30, 1998 and the Year Ended December 31, 1997

      Notes to Financial Statements

(b)   Pro forma financial information.

      Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1998

      Unaudited Pro Forma Condensed Statement of Operations for the Nine Months Ended September 30, 1998

      Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 1997

(c)   Exhibits.

      None.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DYNAMIC MATERIALS CORPORATION
                                    (Registrant)


Date  February 12, 1999             By: /s/  Richard A. Santa
                                       ---------------------------
                                    Name:  Richard A. Santa
                                    Title: Vice  President,   Finance,   Chief
                                           Financial Officer and Secretary

               PRECISION MACHINED PRODUCTS, INC.

               FINANCIAL STATEMENTS
                  AS OF SEPTEMBER 30, 1998 AND DECEMBER 31, 1997
               TOGETHER WITH REPORT OF INDEPENDENT
                  PUBLIC ACCOUNTANTS

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Dynamic Materials Corporation:


We have audited the accompanying balance sheets of PRECISION MACHINED PRODUCTS, INC. (a Colorado S corporation) as of September 30, 1998 and December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the nine months ended September 30, 1998 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Precision Machined Products, Inc. as of September 30, 1998 and December 31, 1997 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.



Arthur Andersen LLP

Denver, Colorado,
January 19, 1999.

                       PRECISION MACHINED PRODUCTS, INC.


                                BALANCE SHEETS



                                                         As of          As of
                                                     September 30,  December 31,
                         ASSETS                           1998          1997
                         ------                      -------------  ------------

CURRENT ASSETS:
   Cash and cash equivalents                         $   940,941    $   387,230
   Investments (Note 3)                                  314,478        910,676
   Accounts receivable                                   585,239        595,591
   Inventories (Note 2)                                  219,224        196,618
   Other current assets                                    8,404          7,794
                                                      ----------     ----------
         Total current assets                          2,068,286      2,097,909
                                                      ----------     ----------

PROPERTY, PLANT AND EQUIPMENT (Note 2)                 1,944,505      1,510,226
   Less- Accumulated depreciation                       (541,374)      (382,245)
                                                      ----------     ----------
         Property, plant and equipment, net            1,403,131      1,127,981
                                                      ----------     ----------
                                                     $ 3,471,417    $ 3,225,890
                                                      ==========     ==========


               The accompanying notes to financial statements are
                   an integral part of these balance sheets.

                       PRECISION MACHINED PRODUCTS, INC.


                                BALANCE SHEETS



                                                        As of          As of
                                                    September 30,  December 31,
          LIABILITIES AND SHAREHOLDERS' EQUITY           1998          1997
          ------------------------------------      -------------  ------------

CURRENT LIABILITIES:
   Note payable- related party (Note 4)               $       -      $  250,000
   Accounts payable                                       64,090         59,861
   Accrued payroll and benefits                           94,087         72,625
   Property taxes payable                                 33,723         45,800
   Accrued equipment purchase                            129,500            -
   Other accrued liabilities                               9,054          4,614
                                                      ----------     ----------
         Total current liabilities                       330,454        432,900

DEFERRED COMPENSATION (Note 6)                           223,466        151,014
                                                      ----------     ----------
         Total liabilities                               553,920        583,914
                                                      ----------     ----------

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS' EQUITY:
   Common stock; no par value; 50,000 shares
     authorized; 750 shares issued and outstanding           -              -
   Additional paid-in capital                             40,049         40,049
   Other cumulative comprehensive income                  (4,786)        (6,049)
   Retained earnings                                   2,882,234      2,607,976
                                                      ----------     ----------
                                                       2,917,497      2,641,976
                                                      ----------     ----------
                                                      $3,471,417     $3,225,890
                                                      ==========     ==========


              The accompanying notes to financial statements are
                   an integral part of these balance sheets.

                       PRECISION MACHINED PRODUCTS, INC.


                           STATEMENTS OF OPERATIONS


                                                  Nine Months       Year
                                                     Ended          Ended
                                                 September 30,  December 31,
                                                      1998           1997
                                                 -------------  ------------

NET SALES (Note 7)                                 $3,395,558    $4,019,645

COST OF PRODUCTS SOLD                               1,901,801     2,395,683
                                                   ----------   -----------
         Gross profit                               1,493,757     1,623,962

GENERAL AND ADMINISTRATIVE EXPENSES                   367,222       582,520
                                                   ----------   -----------
INCOME FROM OPERATIONS                              1,126,535     1,041,442
                                                   ----------   -----------
OTHER INCOME (EXPENSE):
   Other income                                         6,389        10,132
   Investment income                                   44,182        47,752
   Interest expense                                   (12,411)      (46,664)
   Loss on disposal of assets                          (3,212)       (7,836)
                                                   ----------   -----------
         Total other income                            34,948         3,384
                                                   ----------   -----------
NET INCOME BEFORE INCOME TAXES                      1,161,483     1,044,826

   Income tax benefit (Note 2)                           -           63,280
                                                   ----------   -----------
NET INCOME                                         $1,161,483    $1,108,106
                                                   ==========    ==========


         The accompanying notes to financial statements are
                     an integral part of these statements.

                       PRECISION MACHINED PRODUCTS, INC.



                      STATEMENTS OF SHAREHOLDERS' EQUITY

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                     AND THE YEAR ENDED DECEMBER 31, 1997


                                                                                                         Other
                                                                   Common Stock       Additional      Cumulative
                                                                 ----------------       Paid-In      Comprehensive     Retained
                                                                 Shares     Amount      Capital          Income        Earnings
                                                                 ------     ------    ----------      ------------     --------

BALANCES, December 31, 1996                                        750     $   -        $40,049       $     -         $1,532,043

   Net income                                                       -          -            -               -          1,108,106
   Change in unrealized gain (loss) on investments                  -          -            -            (6,049)             -
   Distributions to shareholders                                    -          -            -               -            (32,173)
                                                                  -----     -------     --------        --------      ------------
BALANCES, December 31, 1997                                        750         -         40,049          (6,049)       2,607,976

   Net income                                                       -          -            -               -          1,161,483
   Change in unrealized gain (loss) on investments                  -          -            -             1,263              -
   Distributions to shareholders                                    -          -            -               -           (887,225)
                                                                  -----     -------     --------        --------      ------------
BALANCES, September 30, 1998                                       750     $   -        $40,049         $(4,786)       $2,882,234
                                                                  =====     =======     ========        ========      ============


         The accompanying notes to financial statements are
                      an integral part of these statements.

                       PRECISION MACHINED PRODUCTS, INC.

                           STATEMENTS OF CASH FLOWS

                                                      Nine Months       Year
                                                         Ended          Ended
                                                     September 30,  December 31,
                                                          1998          1997
                                                     -------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                        $ 1,161,483    $1,108,106
   Adjustments to reconcile net income to net cash
     from operating activities-
       Depreciation                                      181,966       202,636
       Loss on disposal of assets                          3,212         7,849
       Deferred compensation                              72,452        53,478
       Provision for deferred income taxes                     -       (63,280)
       Change in-
         Accounts receivable                              10,352       (69,267)
         Inventories                                     (22,606)       20,806
         Prepaid expenses                                      -        57,697
         Other current assets                               (610)        2,281
         Accounts payable                                  4,229         9,579
         Accrued payroll and benefits                     21,462       (10,627)
         Accrued property taxes                          (12,077)       19,246
         Accrued equipment purchase                      129,500             -
         Other accrued liabilities                         4,440       (68,497)
                                                     -----------    ----------
           Net cash flows from operating activities    1,553,803     1,270,007

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property, plant and equipment         (454,279)     (122,253)
   Net purchases of investments                                -      (720,249)
   Net proceeds from sale of investments                 591,412             -
                                                     -----------    ----------
           Net cash flows from investing activities      137,133      (842,502)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Distribution to shareholders                         (887,225)      (32,173)
   Repayment of note payable                            (250,000)     (281,147)
                                                     -----------    ----------
           Net cash flows from financing activities   (1,137,225)     (313,320)

NET INCREASE IN CASH AND CASH EQUIVALENTS                553,711       114,185

CASH AND CASH EQUIVALENTS, beginning of period           387,230       273,045
                                                     -----------    ----------
CASH AND CASH EQUIVALENTS, end of period            $    940,941   $   387,230
                                                     ===========    ==========

SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION:
     Cash paid for interest                         $     12,411  $     46,644
                                                     ===========    ==========

NONCASH INVESTING ACTIVITIES:
   Change in unrealized loss on investments         $       1,263  $    (6,049)
                                                     ============   ==========

               The accompanying notes to financial statements are
                     an integral part of these statements.

                       PRECISION MACHINED PRODUCTS, INC.


                        NOTES TO FINANCIAL STATEMENTS

                   SEPTEMBER 30, 1998 AND DECEMBER 31, 1997



(1)    ORGANIZATION AND BUSINESS

Precision Machined Products, Inc. ("the Company") was established in 1977 and was incorporated August 1984, as a Colorado corporation. Effective January 1, 1997, the Company, with the consent of its shareholders, elected to be taxed as an S Corporation under the Internal Revenue Code. In lieu of corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. The Company, located in Fort Collins, Colorado, is a contract machining shop specializing in high precision, high quality, complex machined parts used in the aerospace, satellite, medical equipment and high technology industries.

Subsequent to September 30, 1998, the Company sold substantially all of its assets to Dynamic Materials Corporation ("DMC") (Note 9).

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market, computed on an actual cost basis. Cost elements included in inventory are material, labor, subcontract costs and manufacturing overhead. Manufacturing overhead included in inventory at September 30, 1998 and December 31, 1997 totaled approximately $68,000 and $56,000, respectively.

Inventories consisted of the following at September 30, 1998 and December 31, 1997:

                                                    1998       1997
                                                  -------     ------

           Raw materials                        $  11,715   $  15,547
           Work in process                        207,509     181,071
                                                 --------    --------
                                                $ 219,224   $ 196,618
                                                 ========    ========

     Accounts Receivable
     -------------------

The Company sells its products throughout the U.S. primarily to entities in manufacturing environments. Major customers are in satellite communication, high technology manufacturing and defense related businesses. The Company has not recorded an allowance for uncollectible amounts at September 30, 1998 and December 31, 1997, based on historical experience. Bad debts are written off when they are determined to be uncollectible.

     Property, Plant and Equipment
     -----------------------------

Property, plant and equipment are recorded at cost. Additions, improvements and betterments are capitalized when incurred. Maintenance and repairs are charged to operations as the costs are incurred. Depreciation is computed using the straight-line method over the estimated useful life of the related asset as follows:

        Vehicle                                       3 years
        Office equipment                              5 years
        Production equipment                          5-10 years
        Inspection equipment                          5-10 years
        Leasehold improvements                        7-15 years


Depreciation expense for the nine months ending September 30, 1998 and the year ended December 31, 1997 was $181,966 and $202,636, respectively.

Property, plant and equipment consists of the following at September 30, 1998 and December 31, 1997:

                                                     1998           1997
                                                   --------       --------

           Office equipment                     $    45,799     $   45,799
           Production equipment                   1,402,116        968,038
           Inspection equipment                      57,660         60,667
           Leasehold improvements                   434,775        434,775
           Vehicle                                    4,155            947
                                                 ----------      ---------
                                                  1,944,505      1,510,226
           Less accumulated depreciation           (541,374)      (382,245)
                                                 ----------      ---------
                                                $ 1,403,131    $ 1,127,981
                                                 ==========      =========

     Income Taxes
     ------------

The change in tax status of the Company to a Subchapter S corporation effective January 1, 1997, generally results in the Company no longer being a taxable entity; federal and state income taxes related to S corporation income are the responsibility of the shareholders . While any "built-in gain" (net excess of fair value of assets over their tax basis) realized within ten years of electing S corporation status would be taxable to the Company at normal corporate rates, the Company has determined there was not net "built-in-gain" existing at the date of electing S corporation status. Consequently, net deferred tax liabilities of $63,280 existing at that date were eliminated from the balance sheet and reflected as a credit to the income tax provision in the accompanying statements of operations for the year ended December 31, 1997. However, any distributions to the shareholders in excess of the S corporation accumulated adjustments account subsequent to January 1, 1997, will be taxable to the shareholders, except to the extent deemed a return of capital.

     Consideration of Credit Risk
     ----------------------------

The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

     Cash, Cash Equivalents and Investments
     --------------------------------------

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The investments which are classified as available for sale in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), are accounted for at fair market value and includes those investments with original maturities of more than three months.

     Revenue Recognition
     -------------------

The Company's contracts with its customers generally require the production and delivery of multiple units or products. The Company measures progress to completion and records revenue from its contracts as completed units are shipped to the customer. If, as a contract proceeds toward completion, projected total cost on an individual contract indicates a potential loss, the Company provides currently for such anticipated loss.

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     New Accounting Principles
     -------------------------

The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which is required to be adopted by affected companies for fiscal years beginning after December 15, 1997. SFAS 130 requires that an enterprise (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

The FASB also recently issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which requires that a public business enterprise report certain financial and descriptive information about its reportable segments. The Company adopted SFAS 131 for the year ended December 31, 1997 and has only one reporting segment. See Note 7 for other required SFAS 131 disclosures.

(3)  INVESTMENTS

Cost and fair value of mutual fund investments at September 30, 1998 and December 31, 1997 are as follows:

                                                 As of September 30, 1998
                                              ------------------------------
                                                         Unrealized   Fair
                                                Cost    Gain (Loss)   Value
                                              -------   -----------   ------
           Available-for-sale securities:
              Mutual funds                    $319,264   $(4,786)  $314,478
                                               =======    ======    =======


                                                 As of December 31, 1997
                                              ------------------------------
                                                         Unrealized   Fair
                                                Cost    Gain (Loss)   Value
                                              -------   -----------   ------
           Available-for-sale securities:
              Mutual funds                    $309,934   $(6,049)  $303,885

           Treasury Bills                      606,791     -        606,791
                                               -------    ------    -------
                                              $916,725   $(6,049)  $910,676
                                               =======    ======    =======


(4)  NOTE PAYABLE

The Company had a $250,000 subordinated promissory note due to the shareholders as of December 31, 1997. Interest only payments at 12% were to be paid monthly up until maturity (which was December 31, 1998) or until early payment of entire principal balance. The note was paid in its entirety during the first half of 1998.

(5)  RETIREMENT PLAN

The Company has a 401(k) profit sharing plan (the "Plan"). The Plan was established August 30, 1993 and covers all employees upon attaining age 21 and completing two months of service. The Plan includes both an employer matching contribution of 50% of employee contributions, up to 6% of employee's salary and a discretionary portion. Employees vest in employer contributions to their accounts over a period of five years.

The Company's contributions to the Plan for the period ended September 30, 1998 and the year ended December 31, 1997 were $21,705 and $28,634, respectively.

(6)  DEFERRED COMPENSATION

The Company has entered into a stock appreciation rights plan ("SAR Plan") with one of its employees. The SAR Plan provides for deferred compensation to be accumulated for the employee based on the appreciation in the Company's net book value. The SAR Plan does not give the employee any right whatsoever with respect to shares of common stock of the Company.

Upon termination of the SAR Plan (including the sale of substantially all of the assets or Common Stock of the Company), an additional calculation shall be performed revising the amounts due to the employee based on the Adjusted Net Proceeds of the Sale, as defined.

Subsequent to September 30, 1998, the Company sold substantially all of its assets to DMC (Note 9). This sale resulted in a total liability due to the employee of $418,400 to be paid based on the benefit payment terms under the SAR plan.

(7)  MAJOR CUSTOMERS

During the nine months ended September 30, 1998, three customers accounted for approximately $1,080,000 (32%), $908,000 (27%) and $686,000 (20%) of net sales, respectively. During the year ended December 31, 1997, the same three customers accounted for approximately $1,150,000 (29%), $876,000 (22%) and $460,000 (11%)
of net sales, respectively. Due to the fact that a significant portion of the Company's sales are derived from a relatively small number of customers, the failure to perform existing contracts on a timely basis, to receive payment for such services in a timely manner, or to enter into future contracts at projected volumes and profitability levels could adversely affect the Company's ability to meet its cash requirements exclusively through operating activities. Additionally, the Company has no significant sales or other activities with customers in foreign countries.

(8) COMMITMENTS AND CONTINGENCIES

Effective August 1, 1996, the Company leases the facility it occupies from an entity that is majority owned by the Company's shareholders. The lease is classified as an operating lease with minimum rental commitments at September 30, 1998 as follows:

                                        Year Ending           Amount
                                        -----------          --------
                                            1998           $  32,045
                                            1999             128,180
                                            2000             128,180
                                            2001              74,772
                                                             -------
                                                            $363,177
                                                             =======


Rent expense was approximately $99,000 and $129,000 for the period ended September 30, 1998 and the year ended December 31, 1997, respectively.

(9)  SUBSEQUENT EVENT

On December 1, 1998, the Company closed on the sale of substantially all of its assets to DMC of Lafayette, Colorado. DMC, a publicly traded company, is involved in the high energy metal working business. The high energy metal working business includes the use of explosives to perform both metallurgical bonding or metal "cladding," and forming. The assets sold to DMC were used by the Company in the manufacturing, selling and marketing of extremely high precision, complex machined parts used in the aerospace, satellite, medical equipment and high technology industries (the "Business"). DMC anticipates using the assets acquired for similar purposes. The assets acquired consisted principally of inventory, accounts receivable, machinery, equipment (including computer equipment), and certain trade names used in the Business, as well as a lease of the facilities at which the Business is conducted.

The purchase price of $7,015,680 was paid by the delivery of $6,800,000 in cash and the delivery of 40,000 shares of DMC's Common Stock valued at $5.392 per share. The purchase price was subject to a post-closing adjustment based upon subsequent accounting adjustments for inventory, accounts receivable and assumed liabilities. This adjustment was determined to be approximately $12,800 which effectively decreased the overall purchase price. DMC also incurred approximately $70,000 of transaction related costs. In addition, DMC paid $2,000 at the closing for an exclusive option to purchase the real property at which the operations of the Business are conducted at a purchase price equal to the fair market value at the date the option is exercised (subject to certain adjustments), which option may be exercised under certain conditions until December 1, 2000, during which time the real property may not be sold, transferred or conveyed without DMC's consent.

                        DYNAMIC MATERIALS CORPORATION

              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS



On December 1, 1998 Precision Machined Products, Inc. ("PMP") entered into an agreement to sell Dynamic Materials Corporation ("DMC" or the "Company") substantially all of its assets for approximately $7,073,000. The purchase price was paid by $6,800,000 in cash (drawn under the Company's bank line of credit facility) and the delivery of 40,000 shares of DMC's stock valued at $5.392 per share. The purchase price above reflects the addition of approximately $70,000 in transaction costs incurred as well as a reduction of $12,821 for post-closing adjustments.

The Unaudited Pro Forma Condensed Balance Sheet is presented as of September 30, 1998 and illustrates the effects of the acquisition of the PMP assets and the related financing as if they had occurred on September 30, 1998.

The Unaudited Pro Forma Condensed Statements of Operations is presented for the nine months ended September 30, 1998 and for the year ended December 31, 1997, and illustrates the effects of the acquisition of the PMP assets and the related financing as if they had occurred on January 1, 1997.

The Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations should be read in conjunction with the historical financial statements of DMC included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, DMC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and the historical financial statements of PMP included elsewhere herein. The pro forma adjustments are based on preliminary information about PMP's assets acquired and results of operations. Final purchase price allocations will be based on a more complete evaluation and may differ from those shown herein. However, management of DMC believes that the assumptions utilized provide a reasonable basis for presenting the significant effects of the acquisition and the related financing and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the accompanying pro forma financial information. The Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations may not be indicative of DMC's actual financial position or operating results had the transactions occurred as of the dates indicated above, nor do they purport to indicate the financial position or operating results which may be attained in the future.


                          DYNAMIC MATERIALS CORPORATION
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998


                                                           Dynamic                          Pro Forma              Pro Forma
                                                          Materials           PMP          Adjustments              Balance
                                                          ---------           ---          -----------             ---------
                 ASSETS
                 ------

CURRENT ASSETS:
           Cash and cash equivelents                     $        -        $ 940,941      $ (940,941)     1    $          -
           Investments                                            -          314,478        (314,478)     1               -
           Accounts receivable                            6,073,261          585,239               -              6,658,500
           Inventories                                    3,587,387          219,224               -              3,806,611
           Prepaids and other current assets                536,468            8,404               -                544,872
                                                       ------------       ----------      ----------            -----------
                Total current assets                     10,197,116        2,068,286      (1,255,419)            11,009,983

PROPERTY, PLANT AND EQUIPMENT, net                        6,925,449        1,403,131         678,745      2       9,007,325

RESTRICTED CASH AND SHORT TERM INVESTMENTS                6,461,015                -               -              6,461,015

INTANGIBLE ASSETS, net                                    1,228,379                -       4,429,705      3       5,658,084

OTHER ASSETS                                                663,905                -               -                663,905
                                                       ------------       ----------     -----------            -----------

           TOTAL ASSETS                                $ 25,475,864      $ 3,471,417     $ 3,853,031           $ 32,800,312
                                                       ============      ===========     ===========           ============








See the accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                          DYNAMIC MATERIALS CORPORATION
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998


                                                           Dynamic                          Pro Forma              Pro Forma
                                                          Materials           PMP          Adjustments              Balance
                                                          ---------           ---          -----------             ---------
             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:

           Bank overdraft                               $   82,536         $      -        $      -             $   82,536
           Accounts payable                              1,838,162           64,090               -              1,902,252
           Accrued expenses                              1,450,132          266,364         (21,686)     4       1,694,810
           Current maturities of long-term debt and
                capital lease obligations                   38,330                -               -                 38,330
                                                      ------------      -----------     -----------           ------------
                     Total current liabilities           3,409,160          330,454         (21,686)             3,717,928

           LINE OF CREDIT                                2,785,000                -       6,800,000      5       9,585,000

           INDUSTRIAL DEVELOPMENT REVENUE
                BONDS                                    6,850,000                -               -              6,850,000

           OTHER LONG-TERM OBLIGATIONS                      76,530          223,466        (223,466)     4          76,530
                                                      ------------      -----------     -----------           ------------
                Total liabilities                       13,120,690          553,920       6,554,848             20,229,458

STOCKHOLDERS' EQUITY

           Common stock                                    136,184                -           2,000      6         138,184
           Additional paid-in capital                    6,686,940           40,049         213,680      6       6,900,620
                                                                                            (40,049)     7
           Deferred compensation                           (59,062)               -               -                (59,062)
           Other comprehensive income - Unrealized
                loss on investments                              -           (4,786)          4,786      7               -
           Retained earnings                             5,591,112        2,882,234      (2,882,234)     7       5,591,112
                                                      ------------      -----------     -----------           ------------
               Total stockholder's equity               12,355,174        2,917,497      (2,701,817)            12,570,854

           TOTAL LIABILITIES AND STOCKHOLDERS'
                EQUITY                                $ 25,475,864      $ 3,471,417     $ 3,853,031           $ 32,800,312
                                                      ============      ===========     ===========           ============





See the accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                          DYNAMIC MATERIALS CORPORATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                           Dynamic                          Pro Forma            Pro Forma
                                                          Materials           PMP          Adjustments             Results
                                                          ---------           ---          -----------           ----------

NET SALES                                              $ 30,543,872      $ 3,395,558        $      -           $ 33,939,430

COST OF PRODUCTS SOLD                                    24,042,453        1,901,801        (181,966)     8      25,948,980
                                                        -----------       ----------                             ----------
                                                                                             156,150      9
                                                                                             (98,842)    10
                                                                                              73,134     11
                                                                                              56,250     17
                                                                                          -----------

           Gross profit                                   6,501,419        1,493,757          (4,726)             7,990,450

EXPENSES:
           General and administrative                     2,401,618          367,222         148,644     14       2,827,484
                                                                                             (90,000)    16
           Selling expense                                1,387,822                -               -              1,387,822
           New facility start up costs                      114,437                -               -                114,437
           Research and development costs                    28,963                -               -                 28,963
                                                        -----------      -----------      -----------           -----------

                                                          3,932,840          367,222          58,644              4,358,706
                                                        -----------      -----------      -----------           -----------

INCOME FROM OPERATIONS                                    2,568,579        1,126,535         (63,370)             3,631,744

           Other income                                      16,714           47,359               -                 64,073
           Interest expense                                (198,811)         (12,411)         12,411     12        (581,811)
                                                        -----------      -----------                            -----------
                                                                                            (383,000)    13
                                                                                          ----------
                Income before income tax
                     provision                            2,386,482        1,161,483        (433,959)             3,114,006

INCOME TAX PROVISION                                       (931,000)              -         (269,184)    15      (1,200,184)
                                                        -----------      -----------      -----------           -----------

NET INCOME                                              $ 1,455,482      $ 1,161,483      $ (703,143)           $ 1,913,822
                                                        ===========      ===========      ===========           ===========

EARNINGS PER SHARE - BASIC                              $    $ 0.52                                             $      0.68
EARNINGS PER SHARE - DILUTED                            $      0.50                                             $      0.65

WEIGHTED AVERAGE SHARES
     OUTSTANDING:
          BASIC                                           2,780,238                           40,000      6       2,820,238
          DILUTED                                         2,889,732                           40,000      6       2,929,732


See the accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                          DYNAMIC MATERIALS CORPORATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997


                                                           Dynamic                          Pro Forma             Pro Forma
                                                          Materials           PMP          Adjustments              Results
                                                          ---------           ---          -----------            ----------

NET SALES                                               $ 32,119,585      $ 4,019,645      $        -           $ 36,139,230

COST OF PRODUCTS SOLD                                     24,459,168        2,395,683        (202,636)    8      26,851,572
                                                         -----------       ----------                             ----------
                                                                                              208,200      9
                                                                                             (129,355)    10
                                                                                               97,512     11
                                                                                               75,000     17
                                                                                              (52,000)    16
                                                                                           -----------

           Gross profit                                    7,660,417        1,623,962           3,279              9,287,658

EXPENSES:
           General and administrative                      2,338,355          582,520         198,192     14       2,911,067
                                                                                             (208,000)    16
           Selling expense                                 1,963,707                -               -              1,963,707
           Research and development costs                     68,029                -               -                 68,029
                                                         -----------       ----------      -----------            ----------

                                                           4,370,091          582,520          (9,808)             4,942,803
                                                         -----------       ----------      -----------            ----------

INCOME FROM OPERATIONS                                     3,290,326        1,041,442          13,087              4,344,855

           Other income                                       55,959           50,048               -                106,007
           Interest expense                                 (117,372)         (46,664)         46,664     12        (627,372)
                                                         -----------       ----------                             ----------
                                                                                             (510,000)    13
                                                                                           ----------
                Income before income tax
                     provision                             3,228,913        1,044,826        (450,249)             3,823,490

INCOME TAX PROVISION                                      (1,221,000)         63,280         (219,993)    15      (1,377,713)
                                                         -----------       ----------      -----------            ----------

NET INCOME                                               $ 2,007,913      $ 1,108,106      $  (670,242)          $ 2,445,777
                                                         ===========       ==========      ===========           ===========

EARNINGS PER SHARE - BASIC                                    $ 0.75                                                  $ 0.90
EARNINGS PER SHARE - DILUTED                                  $ 0.70                                                  $ 0.84

WEIGHTED AVERAGE SHARES
     OUTSTANDING:
          BASIC                                            2,681,943                           40,000      6       2,721,943
          DILUTED                                          2,875,703                           40,000      6       2,915,703


See the accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                          DYNAMIC MATERIALS CORPORATION
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS



1.   Represents assets not acquired by DMC in the acquisition transaction.

2. Represents the adjustment of the PMP fixed assets to fair market value in in conjuction with the acquisition transaction. The allocation of the purchase price to machinery and equipment was based on an appraisal of those assets. DMC intends to depreciate those assets over 5 to 15 years.

3. Represents goodwill of $4,329,705 and covenant not to compete of $100,000 recorded in conjunction with the acquisition of PMP assets.

4. Represents liabilities not assumed by DMC as part of the acquisition transaction including $21,686 in miscellaneous accrued liabilities and $223,466 in deferred compensation to a PMP employee.

5. Represents borrowings under DMC's revolving credit facility that were used to finance the acquisition transaction.

6. Represents the issuance of 40,000 shares of DMC stock (valued at $5.392 per share) as part of the consideration paid in connection with the purchase of the assets of PMP.

7. Represents the elimination of the historical balance of PMP's shareholders equity.

8.   Represents the elimination of historical PMP depreciation expense.

9. Represents the pro forma depreciation expense resulting from the DMC acquisition transaction.

10.  Represents the elimination of historical PMP facility rent expense.

11. Represents the pro forma rent expense that DMC is obligated to pay in connection with the lease of the facility real property.

12.  Represents the elimination of historical PMP interest expense.

13. Represents the pro forma interest expense at current rates related to DMC's borrowings on its acquisition line of credit that was used to finance the acquisition transaction.

14. Represents the pro forma amortization of goodwill and covenant not to compete that resulted from the acquisition transaction. DMC intends to amortize the goodwill and the covenant not to compete over 25 and 4 years, respectively.

15. Represents income tax on the pro forma adjustments and the historical pretax income of PMP based on an estimated combined effective federal and state income tax rate of 37%.

16. Represents the historical salaries and bonuses of the former officers of PMP. DMC does not intend on replacing those positions. Note that in 1997 PMP allocated a portion of these salaries to cost of products sold wheras, in 1998 the entire amount of these costs were reflected in general and administrative expenses due to changes in the Officers focused efforts in 1998.

17. Represents amounts that DMC is obligated to pay under a two-year consulting engagement with a former owner of PMP. The consulting is expected to be directly attributable to PMP production and, as such, is reflected as an adjustment to cost of products sold.